EXHIBIT 10.2

                           DENTAL CARE ALLIANCE, INC.
                       ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") effective this ____ day of __________, 19__, ("Effective Date") between and among DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"); ______________________________, a professional association ("PA") and ______________________________, a dentist who is the sole stockholder, owning all of the issued and outstanding stock of the P.A. (the "Stockholder").

                                  I. RECITALS

         WHEREAS, DCA is a company with expertise in the provision of business and administrative services to dental practices; and

         WHEREAS, the PA is a corporation duly organized and validly existing under all applicable state law and regulation, and whose stock is owned by the Stockholder, and

         WHEREAS, the PA desires that DCA provide it with the business and administrative services described in the Agreement, in order for the PA to avail itself of DCA's expertise and efficiencies, and DCA desires to provide such services to the PA; and

         WHEREAS, the parties mutually desire that the PA shall maintain complete control over and responsibility for all aspects of the Practice's operations that constitute the practice of dentistry under applicable state law.

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                        II. DUTIES AND OBLIGATIONS OF DCA

         2.1 GENERAL. DCA will provide the PA with all of the business and administrative services required for the day-to-day operations of the Practice, as set forth in Exhibit B to this Agreement, attached hereto and incorporated by reference herein. The PA appoints DCA as its sole and exclusive agent described in this Agreement, and DCA hereby accepts such appointment. Notwithstanding anything else in the Agreement, the parties expressly acknowledge that DCA is not authorized or qualified to engage in any activity that may be deemed or construed to constitute the practice of dentistry, nor shall DCA be regarded as practicing dentistry within the meaning of applicable state dental laws and regulations. To the extent that any act or service herein required by DCA should be construed by a court of competent jurisdiction or by state dental regulatory authorities with jurisdiction over this Agreement to constitute the practice of dentistry, the requirement to perform that act or service shall be deemed waived and unenforceable and shall not constitute a breach, or default by DCA under this Agreement, and the parties shall take the actions contemplated by SECTION
9.11 hereof.

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         2.2 PROVISIONS OF OFFICE AND EQUIPMENT. DCA shall consult with the PA on its office and equipment needs and will provide or arrange for the provision to the PA, at the expense of the PA, the offices, and improvements requested by the PA for the operation of the Practice, all of the aforementioned as will be mutually agreeable to the parties (collectively referred to as the "Offices and Equipment"). The office space provided pursuant to sublease in the form of EXHIBIT C attached hereto (the "Office Lease"). It is expressly understood and agreed that the PA shall have complete custody and control over the Offices and Equipment, consistent with the control over leased property that is customarily granted to lessees under standard commercial leases.

         2.3 EMPLOYMENT OF NON-DENTAL STAFF. DCA will employ and provide to the PA the non-dental staff required for the operation of the Practice, provided that the hiring and termination of such staff shall be at the direction of DCA, in consultation with PA.

         2.4 BILLING AND COLLECTIONS SERVICES. ICA will supervise billing and collections services for all patient services rendered at the Practice, provided that all billing and collections will be done in the name of the PA Pursuant to its performance of the billings and collections function, DCA will take possession of and endorse in the name of the PA all payments from patients, insurance companies and other third party payors, and promptly deposit all such funds in an account designated for the benefit of the PA as discussed in SECTION
2.5 below. The PA hereby appoints DCA for the term of this Agreement to be its true and lawful attorney-in-fact for the purposes set forth in this section. DCA will prepare and submit financial reports to the PA detailing billings and collections on a monthly basis. In order to consolidate and maximize the return on cash, PA grants DCA authority to consolidate the cash accounts of all managed practices with each practice being credited with interest earned on balances contributed and debited for interest deferred on balances advanced.

         2.5 BANKING ARRANGEMENTS. All monies collected for the PA by DCA pursuant to Section 2.4 above shall be deposited into an account designated to the benefit of the PA (the "PA designated account") for which the sole signatory shall be one or more duly authorized representatives of DCA, with a bank whose deposits are insured with the Federal Deposit Insurance Corporation. DCA shall be responsible for making all disbursements from the account, which shall be limited to the disbursements authorized by this Agreement. DCA shall make all disbursements promptly when payable, and shall account to the PA for all funds disbursed from the PA designated account, and make available to PA, upon request, and during normal business hours at the place of business of DCA, copies of all bank account statements

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                     III. DUTIES AND OBLIGATIONS OF THE PA

         3.1 PROFESSIONAL RESPONSIBILITIES. The PA shall have complete authority, responsibility, supervision and control over the provision of all dental services to patients and all other acts that are considered to constitute the practice of dentistry under applicable state dental laws and regulations.

         3.2 EMPLOYMENT OF DENTISTS. The PA will provide dental services to the public through the services of dentists ("Dentists") who are employed by the PA pursuant to employment agreements ("Employment Agreements") in the form of Exhibit D attached hereto.

         3.3 CONTROL OF BUSINESS OPERATIONS. Notwithstanding the authority granted to DCA pursuant to ARTICLES II AND IV of this Agreement, it is expressly acknowledged and agreed by the parties that the PA shall have approval over the following business decisions:

              (a) The hiring and termination of the Practice's dental
                  professionals. Dental professionals shall constitute dentists and hygienists only;

              (b) The dental equipment used by the Practice;

              (c) Patient scheduling;

              (d) The dental supplies and laboratory used by the Practice;

              (e) Marketing, and

              (f) Any other aspects of the Practice's operations that are considered to be within the practice of dentistry under applicable state dental laws and regulations.

         3.4 HOURS OF OPERATION. The PA represents and agrees that it will be open to the public on a full time schedule of eight hours per day, a minimum of five days per week (except for reasonable holiday), with appropriate staffing by Dentists, hygienists and assistants, throughout the term of the Agreement, unless mutually agreed upon otherwise.

         3.5 PATIENT RECORDS. The PA will prepare and maintain at the Practice accurate, complete and timely records of all services rendered to patients at the Practice. All patient records shall be the property and remain under the control and custody of the PA at all times during and after the term of this Agreement. The records shall be prepared and maintained in compliance with all applicable state and federal laws and regulations. DCA shall have access to the patient records of the PA only for the limited purposes necessary to perform its duties under this Agreement, and subject to all applicable laws and regulations governing the confidentiality of such records.

         3.6 AGREEMENT NOT TO ENCUMBER OR ALLOW TO BE ENCUMBERED. PA and Stockholder agree that as part of the inducement to DCA to enter into this transaction, and related transactions, including but not necessarily limited to loans, guaranty of loans, leases, or license

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agreements, DCA has considered and relied upon the credit worthiness and reliability of PA and Stockholder. PA and Stockholder covenant and agree not to sell, convey, transfer, lease or further encumber any interest in or any part of the assets of the PA, or assets of the Stockholder including but not necessarily limited to his stock in the PA, without the prior written consent of DCA, and any such sale, conveyance, transfer, lease or encumbrance made without DCA's prior written consent shall be void. If any person should obtain an interest in all or any part of the assets or stock of the PA, pursuant to the execution or enforcement of a lien, security interest, judgment or other right, such event shall be deemed to be a transfer and an event of default hereunder. PA and Stockholder covenant and agree not to effectuate or attempt to effectuate any change in ownership or control of PA without the prior written consent of DCA, and do herein represent and warrant to DCA that Stockholder presently owns and holds all of the issued and outstanding shares of stock of the PA.

                           IV. FINANCIAL ARRANGEMENTS

         4.1 PRACTICE OPERATING EXPENSES. DCA will be responsible for paying for the Practice's operating expenses, which shall include expenses incurred by DCA in connection with the performance of those services discussed in ARTICLE II and EXHIBIT E of this Agreement (the "Practice Expenses"), provided that the PA shall pay DCA its monthly service fee and if such service fee shall not be sufficient to cover practice expenses, PA shall be responsible for any overage paid by DCA.

         4.2 EXPENSES OF THE PA. The PA will be responsible for payment of the salary and benefits and professional liability insurance for the Dentists (the "Dentist Expenses"), and other Practice dental professionals employed directly by the PA and any other expenses of the Practice or the PA that are not included within the definition of Practice Expenses. Disbursements for such expenses shall be made by DCA from the PA designated account in accordance with SECTION
2.5 of this Agreement.

         4.3 SERVICE FEE. Each month DCA will deduct from the PA designated account a service fee payable by the PA to DCA (the "Service Fee"), which shall be determined as set forth in EXHIBIT F where Service Fee and net collected revenues are defined.

         4.4 LOANS. If requested by the PA, DCA may, but is not obligated to, provide loans to the PA to fund the PA's working capital requirements. Stockholder shall be required to personally and unconditionally guarantee all such loans. Such loans, if any, will accrue interest at the current borrowing rate of DCA.

                           V. INSURANCE AND INDEMNITY

         5.1 INSURANCE TO BE MAINTAINED BY THE PA. The PA covenants and agrees that throughout the term of this Agreement, it will maintain comprehensive professional liability insurance with limits of not less than $300,000 per claim and with aggregate policy limits of not less than $1,000,000 per each Dentist, with each PA and DCA being an additional insured. The PA shall be responsible for all such liabilities in excess of the limits of such policies. DCA

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agrees to negotiate for and cause premiums to be paid with respect to such insurance. Premiums and deductibles with respect to such policies shall be a Practice Expense.

         5.2 INSURANCE TO BE, MAINTAINED BY DCA. DCA agrees that throughout the term of this Agreement, it will maintain property and casualty insurance on the property described in Exhibit A, with premiums and deductibles with respect to such policies being a Practice expense.

         5.3 ADDITIONAL INSUREDS. The PA agrees to use every effort to have DCA named as an additional insured on its professional liability insurance program.

         5.4 INDEMNIFICATION. The PA and Stockholder shall jointly and severally indemnify, hold harmless and defend DCA and its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorney's fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical or dental services or the performance of any intentional acts, negligent acts or omissions by the PA and/or the Stockholder or PA's agents, employees and/or subcontractors (other than DCA) during the term hereof DCA shall indemnify, hold harmless and defend the PA and Stockholder and its or their employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including, reasonable attorney's fees), caused or asserted to have been caused, directly by or as a result of intentional acts by DCA and/or its shareholders, agents, employees and/or subcontractors (other than the PA and/or Stockholder), in connection with the services provided or required to be provided by DCA, during the term of this Agreement.

                            VI. TERM AND TERMINATION

         6.1 TERM OF AGREEMENT. This Agreement shall have a term of twenty five
(25) years beginning on October 25, l996 and renewing each and every year on October 25 of the subsequent year for an additional twenty five (25) year term unless properly terminated as provided below.

         6.2 TERMINATION OF AGREEMENT. This Agreement may be terminated as provided for in this Section, it being expressly agreed that termination of this Agreement by any party shall serve to terminate the Agreement against all parties.

              (a) TERMINATION FOR CAUSE. In the event that DCA, on one hand, or the PA or the Stockholder, on the other hand, shall materially default in the performance of any duty, obligation, covenant or agreement imposed upon it, them or him by, or made by it, them or him pursuant to this Agreement and such default shall continue for a period of 30 days after written notice thereof has been given to the defaulting party by the non-defaulting party, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. In the event Stockholder loses his license to practice dentistry, either by revocation, termination or suspension, same shall be deemed a material default. In the event Stockholder is disabled (unable to fully perform all the normal and routine

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                  dental services of a licensed dentist, and is unable to
                  perform all such services either for any continuous forty-five
                  (45) day period, or for a period of forty-five (4,) calendar days within any period of one hundred eighty (180) consecutive calendar days, (excluding normal vacations), then same shall be deemed a material default. For the purposes of this Section, any default by the Stockholder shall be deemed a default by the PA and any default by the PA shall be deemed a default by the Stockholder. It is expressly agreed by the PA and thc Stockholder that a default of this Agreement by PA or Stockholder shall be deemed to be a default of the sublease for the Practice's office and a default between the PA and Stockholder in the License Agreement between the parties. A copy of the License Agreement is attached hereto and marked EXHIBIT G. It is further expressly agreed by the PA and Stockholder that a default in any one of the agreements set forth above, will constitute a default in all agreements set forth above, at the option of DCA.

              (b) TERMINATION BY REASON OF INSOLVENCY. In the event of the filing of a petition in bankruptcy pursuant to Chapter 7 of the federal bankruptcy laws or an assignment for the benefit of creditors by either DCA, on one hand, or the PA or the Stockholder on the other hand, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by such party, except for the filing of a petition of involuntary bankruptcy against a party which is dismissed within thirty (30) days thereafter, the non-defaulting party may give written notice of the immediate termination of this Agreement.

              (c) TERMINATION WITHOUT CAUSE. In the event that the PA and the
                  Stockholder desire to discontinue the dental practice maintained at the Practice pursuant to this Agreement (the "Practice") at any time during the term of this Agreement, the PA and the Stockholder may terminate this Agreement without cause in the event that: (i) DCA shall be provided at least 90 days' prior written notice of such intent to terminate this Agreement, and (ii) the Practice shall be sold or otherwise transferred to another licensed dentist acceptable to DCA, who as a tern of such sale, personally assumes the obligations and liabilities of the PA and the Stockholder under this Agreement for the then remaining balance of the ten of this Agreement, and (iii) the continuity of the Practice is maintained throughout negotiations for the assignment, and to the effective date of the agreed assignee's liability under this Agreement. There shall be no lapse in the duties and obligations of the parties under this Administrative Services Agreement.

              (d) In the event that PA or the Stockholder or both shall
                  materially default in the performance of any duty, obligation, covenant or agreement imposed upon it, him or them, pursuant to this Agreement, and/or pursuant to the

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                  sublease, and/or pursuant to the license agreement between the
                  PA and Stockholder with DCA, and such default shall continue for a period of thirty (30) days after written notice thereof has been given to defaulting party or parties by the non-defaulting party, PA and Stockholder agree that DCA or DCA's designated licensed dentist shall have the option to purchase all of the stock of thc Stockholder and/or all of the assets of the PA according to the following formula: Sixty percent (60%) of the annualized gross revenues of the practice over the previous twenty-four (24) months minus any liabilities of the PA as of the date of the sale.

         6.3 ACTIONS UPON TERMINATION OF THIS AGREEMENT.

              (a) Upon termination or expiration of this Agreement for any reason:

                  (i) The PA shall promptly return all DCA Proprietary Information to DCA and otherwise comply with the covenants and agreements of SECTION, 7.l, 7.3, 7.4 and 7.5. hereof;

                  (ii) DCA shall return all PA Proprietary Information to the PA, and otherwise comply with the covenants and agreements of SECTION 7.2 hereof;

                  (iii) The PA and Stockholder shall promptly repay DCA all advances, loans and other amounts due hereunder and any interest due thereon, and assume all debt and all contracts and payables authorized by this Agreement to be incurred by DCA and which relate to the performance of DCA's obligations under this Agreement; and

                  (iv) DCA shall render a final accounting for monies deposited in, and disbursed from, the PA designated account.

              (b) It is expressly agreed by the parties that the obligations of this SECTION 6.3 shall survive the termination or expiration of this Agreement.

                         VII. CONFIDENTIALLY AGREEMENTS

         7.1 CONFIDENTIALITY AGREEMENT OF THE PA AND THE STOCKHOLDER. The PA and the Stockholder jointly and severally acknowledge and agree that all business information and materials provided to them by DCA pursuant to this Agreement shall be considered the property of DCA ("DCA Proprietary Information"), and further agree that they shall not rent, sell, give away or otherwise utilize DCA Proprietary Information in any business activity or for any business purpose other than as required to fulfill their obligations under this Agreement. The PA and the Stockholder jointly and severally agree, and shall cause their employees, agents and shareholders to agree that DCA Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person

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except as authorized by DCA in writing. Upon termination of this Agreement, the
PA and the Stockholder jointly and severally agree that they shall promptly return to DCA all DCA Proprietary Information then in their possession or control.

         7.2 CONFIDENTIALITY AGREEMENT OF DCA. DCA acknowledges and agrees that all business information and materials provided or made available to it by the PA and the Stockholder pursuant to this Agreement shall be considered the property of the PA and the Stockholder ("PA Proprietary Information"), and further agrees that it shall nor rent, sell, give away or otherwise utilize PA Proprietary Information in any business activity or for any business purpose other than as required to fulfill its obligations under this Agreement. DCA further agrees, the PA Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person except as authorized by the PA in writing. Upon termination of this Agreement, DCA agrees that it shall promptly return to the PA all PA Proprietary Information then in its possession or control. Notwithstanding the foregoing, it is expressly acknowledged and agreed by the PA and the Stockholder that, in the event of termination of the Agreement for cause by DCA or termination without cause by the PA or the Stockholder, the requirements of this Section shall not prohibit DCA or dentists associated with the PA subject to all applicable laws governing the confidentiality of patient records and the consent of the patients in question, arranging for the transfer of patient records to such other dentist.

         Notwithstanding the foregoing, it is further expressly acknowledged and agreed by the PA and the Stockholder, that in the event DCA or DCA's designated licensed dentist exercises the option as set forth in 6.2(d), the requirements of this Section shall not prohibit DCA or dentists associated with the PA, subject to all applicable laws governing the confidentiality of patient records and the consent of the patients in question, arranging for the transfer of patient records to such other dentists.

         7.3 TRADE SECRETS COVENANT. During the term of this Agreement and for an additional five (5) year period from the termination of the same, PA and Stockholder agree that they will not disclose to any person or entity any trade secrets of DCA including, but not limited to, manuals, operating Systems, reporting systems, training systems that the PA and Stockholder have become privy to or have used during; their involvement with DCA. This covenant on the part of PA and Stockholder shall be construed as an agreement.

         7.4. NONSOLICITATION AGREEMENT. PA and Stockholder agree that they shall not during or at any time after termination or expiration of this Agreement solicit any employees of DCA to leave DCA or become employed by either of them or any entity with which either of them is directly or indirectly related. PA and Stockholder agree that during this agreement and for one year subsequent to the proper termination or expiration hereof, it or he will not solicit any customers, clients, buyers, distributors, or manufacturers to cease doing business with DCA, or to do business with them or any entity' business, corporation or partnership with which either PA and/or Stockholder are either directly or indirectly related.

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         7.5 RETURN OF DCA DOCUMENT, INFORMATION OR PRODUCTS. PA and Stockholder
agree that upon termination or expiration of this Agreement with DCA for any reason, they shall immediately, but no long than (10) business days on such termination, return to DCA all documents or information in any form or medium whether written or electronic either owned by DCA, or to which DCA has a right of possession, including, but not limited to, customer lists, pricing lists, commercial material, manufacturers, information, correspondence, financial information, etc. In addition, PA and Stockholder shall return all products, samples and any and all research regarding same by appropriate carrier to DCA immediately, by no later than ten (10) business days from the termination or expiration of this Agreement. PA and Stockholder further agree to return any and all equipment, computers. vehicles, etc. either owned by or to which DCA has a right of possession, immediately upon termination or expiration of this Agreement or within (10) business days from termination or expiration. The return of such documentation, information and/or products and equipment shall be a strict condition precedent to the payment of any and all commissions/salary or any other compensation, if any' then due and owing to PA and/or Stockholder, and the failure to return documents, products or equipment in a timely manner shall entitle DCA to withhold any and all payments due to PA and/or Stockholder until compliance with these provisions.

                          VIII. INDEPENDENT CONTRACTORS

         8.1 INDEPENDENT RELATIONSHIP. DCA intends to act and perform as an independent contractor of the PA, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. The PA, the Stockholder and the Dentists will not have any claim under this Agreement, or otherwise, against DCA for vacation pay, sick leave, unemployment insurance, worker's compensation, disability benefits or employee or any other employment related benefits of any nature or kind.

                             IX. GENERAL PROVISIONS

         9.1 ASSIGNMENT. DCA shall have the right to assign or sell its rights and obligations hereunder to any person, corporation, partnership or other legal entity. Except as set forth above, neither DCA nor the PA shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. Subject to this provision, this Agreement shall be binding upon the parties hereto and their successors and assigns.

         9.2 WHOLE AGREEMENT MODIFICATION. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement and the Exhibits, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by all parties to this Agreement.

         9.3 NOTICES. All notices, consents' waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile transmission (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee. If sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile

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numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties with such written notice to be given as set forth in this section).

        To: PA:                 Value Plus Dental Center of Bradenton, P.A.
                                230 Manatee Avenue East
                                Bradenton, FL 34208
        AND TO STOCKHOLDER:
                                Dennis Corona
                                4138 Antler Trail
                                Sarasota, FL 34238

        TO DCA:                 Dental Care Alliance, Inc
                                1343 Main Street, 7th Floor
                                Sarasota, Florida 34236
                                Facsimile No (941) 366-9615
                                Attention: Dr Steven Matzkin

        WITH A COPY TO          Abel, Band, Russell, Collier, Pitchford
                                and Gordon Chartered
                                P.0. Box 49948
                                Sarasota, FL 34230
                                Facsimile No: (941) 366-3999
                                Attention: Cheryl L. Gordon, Esquire

         9.4 WAIVER OF PROVISION. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The Waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         9.5 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9.6 EVENTS EXCUSING PERFORMANCE. Neither party shall be liable to the other party for failure to perform any of thc services required herein in the event of strikes, lock outs, Acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

         9.7 COMPLIANCE WITH APPLICABLE LAWS. All parties shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of their obligations under this Agreement.

         9.8 SEVERABILITY. The provisions of this Agreement shall be deemed severally and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.



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         9.9 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any documents or documents that may be requested from time to time by any other party to implement or complete such party's obligation's pursuant to this Agreement.

         9.10 ATTORNEY'S FEES. If legal action is commenced by any party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         9.11 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the PA, Stockholder and DCA shall amend this Agreement as necessary to the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the PA, Stockholder and the DCA.

         9.12 REMEDIES CUMULATIVE. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party by law shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         9.13 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to parties acknowledgement that each party and its Counsel have renewed and revised this Agreement and that the norma1 rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         9.14 NO OBLIGATION TO THIRD PARTIES. None of the obligations and duties of any party under this Agreement shall in any way or in any manner be deemed to create any obligation to, or any rights in, any person or entity not a party to this Agreement.

         9.15 ENTIRE AGREEMENT/AMENDMENTS. This Agreement supersedes all previous contacts and agreements between the parties respecting the subject matter of this Agreement. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument and shall not be amended, altered or changed except by a written amendment signed by the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

         PA

         By:          _____________________________________________
                      Signature
                      PRESIDENT

                      _____________________________________________
                      Printed Name

         STOCKHOLDERS:

         By:          _____________________________________________
                      Signature
                      PRESIDENT

                      _____________________________________________
                      Printed Name

         DCA:         DENTAL CARE ALLIANCE, INC.
                      a Delaware corporation

         By:          _____________________________________________
                      Signature
                      STEVEN MATZKIN, PRESIDENT
                      Steven Matzkin
                      _____________________________________________
                      Printed Name

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                                   EXHIBIT A

                               PRACTICE LOCATION



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                                   EXHIBIT B

              BUSINESS AND ADMINISTRATIVE SERVICES PROVIDED BY DCA

         DCA shall be responsible for providing all business and administrative services required for the routine day-to-day operations of the Practice' operations, only as follows; and otherwise as deemed reasonable necessary by DCA, or in the sole discretion of DCA as may be reasonably requested by PA.

         (a) Employment and training of the Practice's non-professional staff.

         (b) Payroll administration and accounting.

         (c) Consulting advice on staff salaries, benefits and performance and incentive plans.

         (d) Recruitment of additional dentists.

         (e) Facilitating the ordering of supplies.

         (f) Bookkeeping and accounting Preparation of monthly financial statements providing true, correct and complete copies thereto for PA each month, as and when same are completed. Preparation of budgets and monitoring of actual results versus budgets.

         (g) Processing and distribution of all checks, including but not limited to, payroll, payables, taxes and rents, and provisions of copies of all bank statements to PA on a monthly basis promptly after the same are received by DCA.

         (h) Provision of business forms, and provision of consulting advice of business procedures and systems.

         (i) Establishment of administrative controls to assure against theft.

         (j) Billing and collections supervision.

         (k) Marketing and advertising.

         (1) Installation of computer hardware and software. Training of stain utilization.

         (m) Preparation of statistical data and analysis of office operations

         (n) Provision of consulting advice on improving office efficiency.

         (o) Provision of consulting advice on office location and layouts.

         (p) Negotiation of office leases.

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

         (q) Legal service for the Practice's routine operations (not including professional liability or malpractice defense).

         (r) Solicitation of and assistance in negotiations of managed care contracts.

         (s) Consulting services and advice (as requested) on employee efficiency and productivity.

         (t) Patient fee schedules, is consultation with PA owner.

         (u) On behalf of the PA, and with the PA's funds (there is no independent obligation of DCA to anyone to make any payments except to the extent of the availability of PA funds) payment of all accounts and notes payable as and when the same become due and payable in accordance with their respective terms.

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                                   EXHIBIT C

                                    SUBLEASE

                                      NONE

                                   EXHIBIT D

                              EMPLOYMENT AGREEMENT

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                                   EXHIBIT E

                               PRACTICE EXPENSES

(Headings and groupings below are for informational purposes and are subject to change based on accounting purposes)

P.A. PRACTICE EXPENSES

         Dentist and Dental Professional Compensation
         Hygienist Compensation
         Payroll Taxes and Benefits for Dentists, Dental Professionals,
         Hygienists
         Malpractice Insurance
         DCA Licensing Fees
         PA Debt Service

DCA PRACTICE EXPENSES

     COST OF SALES
         Dental Supplies
         Implant Supplies
         Lab Expense - Internal
         Lab Expense - External

     OPERATING EXPENSES, COMPENSATION & BENEFITS, SALARIES & WAGES
         Dental Assistant Wages
         Administrative Wages
         Bonuses

     PAYROLL TAXES
         Medicare Tax Expense
         FICA Tax Expense
         FUTA Tax Expense
         SUTA Tax Expense

     BENEFITS
         Health Insurance

     FACILITIES
         Rent - Office
         Rent - Other
         Telephone
         Pest Control
         Cleaning Service
         Utilities

     REPAIRS MAINTENANCE
         Dental Equipment
         Computer Equipment
         Building
         Office Equipment

     ADVERTISING
         Television
         Newspaper
         Yellow Pages
         Magazines
         Direct Mail
         Seminars

     OUTSIDE SERVICES
         Accounting Services
         Payroll Services
         Auditing Services
         Legal Services
         Temporary Help
         Misc. Outside Services

     LEASE EXPENSE
         Dental Equipment Lease
         Telephone Lease
         Computer Lease
         Office Equipment Lease

     INSURANCE
         Workers Compensation Insurance
         Liability Insurance
         Misc. Insurance

     GENERAL OFFICE EXPENSES
         Administrative Support
         Vehicle Expense
         Computer Expense
         Contributions & Donations
         Dues Subscriptions
         Office Expenses
         Small Equipment Tools
         Operating Supplies
         Uniforms
         Postage & Freight

     MISCELLANEOUS EXPENSES
         Balk Charges
         Cash Over/Short
         Check Guarantee Fees
         Credit Card Charges
         License, Fees & Permits
         Taxes - Other
         Property Taxes
         Sales Taxes
         State Taxes
         Reimbursement Expenses
         Other Misc. Expenses

                                   EXHIBIT F

              DEFINITION OF SERVICE FEE AND NET COLLECTED REVENUE

Net collected revenue shall be defined as:

         total collected revenue on cash basis minus any patient refunds.

Service fee shall be defined as:

         74% of net collected revenue.

                                   EXHIB1T G

                               LICENSE AGREEMENT


                                       22